UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2018

BRUKER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)
40 Manning Road Billerica, MA 01821 (Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 16, 2018, Mr. Anthony L. Mattacchione, Chief Financial Officer (CFO) and Senior Vice President of Bruker Corporation (“Bruker,” the “Company,” “we” or “us”), submitted his resignation, effective as of March 16, 2018, in order to pursue other interests. Mr. Mattacchione, who has served as the Company’s principal financial officer since 2015 and principal accounting officer since 2016, informed us that he has accepted a position as Chief Financial Officer of Albany Molecular Research, Inc., and will commence service in that position in April 2018. Mr. Mattacchione’s resignation is not the result of any dispute or disagreement with the Company or any matter relating to the Company’s accounting practices or financial statements.

Mr. Mattacchione is expected to continue in his role as CFO and principal financial officer until his departure, and he will work during the next few weeks to ensure an orderly transition of his responsibilities. Bruker intends to initiate a search for Mr. Mattacchione’s successor and expects to appoint an interim Chief Financial Officer within weeks. Effective as of February 16, 2018, Mr. Mattacchione ceased to serve as the Company’s principal accounting officer and is succeeded in that role by Gerald Herman, Vice President and Corporate Controller, as further described below.

(c)           On February 16, 2018, the Company appointed Gerald N. Herman, age 60, to serve as the Company’s principal accounting officer. Mr. Herman assumes the role of principal accounting officer from Mr. Mattacchione, effective February 16, 2018. Mr. Herman joined the Company in December 2016 as Vice President and Corporate Controller and will continue to serve in that capacity following this appointment.

Prior to joining the Company, Mr. Herman served as Corporate Vice President - Clinical Operations of PAREXEL International from 2014 to February 2016 and as Corporate Vice President & Controller-Finance of PAREXEL from 2008 to 2013. From 2005 to 2008, Mr. Herman was Vice President-Corporate Controller of Presstek, Inc. Prior to 2005, he served in a variety of financial and accounting roles at various organizations, including as Senior Manager at Arthur Andersen LLP from 1979 to 1987. Mr. Herman is a Certified Public Accountant in the Commonwealth of Massachusetts and holds a M.B.A. from the University of Chicago and a Master of Science in Taxation from Bentley University.

There is no arrangement or understanding between Mr. Herman and any other person pursuant to which Mr. Herman was appointed as an officer of the Company. There are no transactions in which Mr. Herman has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Herman receives a base salary comparable to other employees of the Company at his level, and is eligible to participate in the Company’s employee compensation or benefit plans and programs as may be generally made available to other Company employees at his level.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Number

99.1	Press release dated February 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: February 21, 2018	By:	/s/Anthony L. Mattacchione
Anthony L.Mattacchione Chief Financial Officer and Senior Vice President